PURCHASE AND SALE AGREEMENT
WORDSWORTH AREA, SASKATCHEWAN

This Agreement made the 1st day of July, 2009.

BETWEEN:

> **TARGET ENERGY, INC.,** a body Corporate, with an office in the City of Kelowna, British Columbia (hereinafter called the "Vendor" or Transferor")
>
> -and -
>
> **PHI CAPITAL CORP.,** a body Corporate, with an office in the City of Calgary, Alberta (hereinafter called the "Purchaser" or the "Transferee")

WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the Assets upon and subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE the Parties agree as follows:

1. Definitions

Each capitalized term used in this Agreement will have the meaning given to it in the Canadian Association of Petroleum Landmen 2000 Property Transfer Procedure (the "Property Transfer Procedure"). In addition:

i) "Closing Date" means 10:00 a.m. on July 31, 2009 or such as may be agreed upon in writing by the Parties.

ii) "Effective Date" means 8:00 a.m. on July 1, 2009.

2. Schedules

The following Schedules are attached hereto and made part of this Agreement:

i) **Schedule "A"**, which is the Land Schedule and identifies:

1. the Lands;
2. the Leases;

3. any other agreements, documents or data that are to be excluded from the Miscellaneous Interests under that definition;

4. any encumbrances, Rights of First Refusal, production sale agreements, other agreements or penalties required to be included in the Land Schedule under the definition of Permitted Encumbrances or the definition of Title and Operating Documents;

5. any Facilities required to be included in the Land Schedule under the definition of Facilities, any other Tangibles described in Paragraph "C" of the definition of Tangibles and any assets otherwise falling within the definition of Tangibles that are specifically excluded therefrom; and

6. the Wells; and

ii) **Schedule "B",** which sets out the Property Transfer Procedure elections and amendments and Exhibit "A" thereto that is the form of General Conveyance.

1. Purchase and Sale

The Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell the Assets to the Purchaser on the terms and conditions set forth in the Agreement. Subject to the modifications that may be made under the Property Transfer Procedure, the consideration payable by the Purchaser to the Vendor for the Assets is $368,650.00 (the "Purchase Price" including GST), and shall be allocated among the Assets as follows:

i)	To Petroleum and Natural Gas Rights	$	291,990.00
ii)	To Tangibles (exclusive of GST)	$	73,000.00
iii)	To Miscellaneous	$	10.00
	Sub total	*$*	*365,000.00*
iv)	5% GST on Tangibles	$	3,650.00
	TOTAL	**$**	**368,650.00**

2. Payment of Purchase Price

The Purchaser will pay the Purchase Price to the Vendor at Closing.

3. **Incorporation by Reference of Property Transfer Procedure**

The Property Transfer Procedure is hereby incorporated by reference into this Agreement, subject to the elections and amendments listed in Schedule "B".

In witness whereof the Parties have duly executed this Agreement.

Per: ______________________________

TARGET ENERGY, INC.

Per: ______________________________

PHI CAPITAL CORP.

SCHEDULE "A" to Purchase and Sale Agreement dated July 1, 2009 between Target Energy, Inc. as Vendor and Phi Capital Corp. as Purchaser as to a three and three quarters percent (3.75%) interest in the Assets listed below:

WORDSWORTH, SASKATCHEWAN

FILE NO.	LAND	LEASE	FORMATION	ENCUMBRANCES	
L.6-063	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-064	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-065	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-066	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-067	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-068	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-069	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-070	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-071	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-072	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-073	SE/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-172	S/2 25-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-176	NW/4 14-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-177	NE/4 15-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-178	SW/4 15-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-179	NE/4 23-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-180	NW/4 23-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-181	SW/4 23-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-182	SE/4 23-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	15.00%
L.6-184	NE/4 12-7-3 W2M	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-188	NW/4 12-7-3 W2M	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-189	NW/4 12-7-3 W2M	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-190	NW/4 12-7-3 W2M	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-192	NW/4 13-7-3 2WM	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-193	SW/4 13-7-3 W2M	FREEHOLD P&NGL	To basement	FH ROY	15.00%
L.6-215	LSD 2-23-7-3 W2M	FREEHOLD P&NGL	To base of Mississippian (Alida) Formation	FH ROY	22.50%
FILE NO.	**LAND**	**LEASE**	**FORMATION**	**ENCUMBRANCES**	
L.6-174	NW/4 24-7-3 W2M	CROWN P&NG LEASE #57355	To base of Mississippian (Alida) Formation	CR ROY	
L.6-175	NE/4 14-7-3 W2M	CROWN P&NG LEASE #54268	To base of Mississippian (Alida) Formation	CR ROY	
L.6-194	SW 1/4 11-7-3-W2M	CROWN P&NG LEASE #58427	To basement	CR ROY	
L.6-195	SW 1/4 12-7-3 W2M	CROWN P&NG LEASE #58428	To basement	CR ROY	
L.6-197	NW/4 13-7-3 W2M	CROWN P&NG LEASE #58646	To basement	CR ROY	
FILE NO.	**LAND**	**LEASE**	**DESCRIPTION**	**ENCUMBRANCES**	
L.6-183	SE/4 23-7-3 W2	SURFACE LEASE	SOUTHEAST QUARTER (1/4) OF SECTION TWENTY THREE (23), TOWNSHIP SEVEN (7), RANGE THREE (3) WEST OF THE SECOND (2) MERIDIAN CERTIFICATE OF TITLE NO. 107038043		
L.6-199	NE/4 23-7-3 W2M	SURFACE LEASE	WELLSITE & ACCESS ROAD FOR THE TEXALTA ET AL WORDSWORTH EAST HZ 3B9-23 / 3A11-23-7-3 W2		
L.6-200	SE/4 23-7-3 W2M	SURFACE LEASE	ACCESS ROAD FOR THE TEXALTA ET AL WORDSWORTH EAST HZ 3B9-23 / 3A11-23-7-3 W2M HORIZONTAL WELL		
L.6-210	SE/4 23-7-3	SURFACE LEASE	WELLSITE & ACCESS ROAD HZ1C2-23/1B14-14-7-3 W2 WELL at SE/4 SECTION 23, TOWNSHIP 7, RANGE 3, W2. CERTIFICATE OF TITLE 107038043		
FILE NO.	**LAND**	**LEASE**	**DESCRIPTION**	**ENCUMBRANCES**	
L.6-214	ROW 3C1-23 TO 2A2-23	EASEMENT	FLOWLINE RIGHT OF WAY FROM 3C1-23 TO 2A2-23 BATTERY SE/4 SECTION 23, TOWNSHIP 7, RANGE 3 W2 - CERTIFICATE OF TITLE NO.: 90R37104D (SK CERT #107038043)		

AGREEMENTS	
1	Farmout, Option & Participation Agreement dated April 10, 2006
2	Farmout, Option & Participation Agreement dated March 16, 2009

WELLS	
1	Texalta et al Wordsworth E HZ 2A2-23/3A11-14-7-3W2
2	Texalta et al Wordsworth E HZ1C2-23/1B14-14-7-3W2

EQUIPMENT AND FACILITIES
PUMPING UNIT AND BASE (well 1 above)
PUMPING UNIT AND BASE (well 2 above)
FLOWLINE FROM HZ1C2-23 TO 2A2-23 BATTERY
BATTERY 2A2-23-14-7-3W2 Storage Tank -Fibreglass API Spec Tank 400 BBL 12x20 Storage Tank - Fibreglass API Spec Tank 500 BBL 12x25 TREATER BUILDING TREATER
Texalta et al Wordsworth E 3B9-23/4B11-23-7-3 W2M Salt Water Disposal Well Agreement dated May 15, 2009 - Modifications to well in progress

SEISMIC
Lines WO 1, 2, 3 & 4

SCHEDULE "B"

to the Purchase and Sale Agreement dated the 1st day of July 2009, between Target Energy, Inc. and Phi Capital Corp. as to a three and three quarters percent (3.75%) working interest

CAPL PROPERTY TRANSFER PROCEDURE ELECTIONS AND AMENDMENTS

1. GST (Subclause 2.03A): N/A

   a) GST Election: Alternative N/A
   b) GST Business # (Vendor): N/A
   c) GST Business # (Purchaser): N/A

2. Interest Accrual (Clause 2.04): Alternate____ Neither Alternate 1 nor 2 _X_ apply.

3. Place of Closing (Clause 3.01): Office of Purchaser

4. Access to Transferee's Files (Subclause 3.04B): 6 months

5. Distribution of specific conveyances (Clause 3.05): N/A

6. Final Statement of Adjustments (Paragraph 4.02A(b)): 60 day period

7. Treatment of income during interim period (Clause 4.03): N/A
   Income tax adjustment if alternate 1 applies: N/A
   Exception to 4.03A if Alternate 1 applies (Subclause 4.03B): will not apply

8. Transferor's representations and warranties (Clause 6.02). Those representations and warranties in that Clause that apply are indicated by an "X" below. (Scenario A and B elections as indicated.)

   _X_ Residency for tax purposes
   _X_ Lawsuits and claims
   _X_ No default notices
   _X_ Compliance with leases
   _X_ Payment of Royalties
   _X_ Encumbrances
   _X_ No reduction
   _X_ Sale Agreements
   _X_ Provisions of documents
   _X_ Authorized expenditures
   _X_ Environmental matters
   _X_ Condition of wells
   _X_ Abandonment of wells
   _X_ Condition of tangibles
   _X_ Well/intangibles license transfers
   _X_ Reg. production penalties
   _X_ Reg. production allowables
   _X_ Area of mutual interest
   _X_ No offset obligations
   _X_ Commitment to deliver
   _X_ ARTC
   _X_ Quiet enjoyment
   ____ Additional representations

9. Survival of representations and warranties (Clause 6.04): 12 months

10. Option to terminate re: ROFR Exercises (Subclause 7.01D): will not apply

11. Delivery of Title Defects Notice (Subclause 8.02A): 5 business days

12. Title defects mechanism (Subclause 8.02B): 1

13. Responsibility of Transferor (Clause 13.01):

    i) Subclause 13.01A: Alternate 1
    ii) Subclause 13.01B: 12 months

14. Limit on Transferor's Responsibility (Subclause 13.03A): will apply

15. Minimum claim threshold (Subclause 13.03B): will not apply

16. Addresses for Service (Clause 15.02):

Target Energy, Inc. Attention: Robert McAllister 483 Holbrook Road E. Kelowna, British Columbia V1X 7H9 Tel: (250) 870-2219 Fax: (250) 765-4408 Email: kameo300@gmail.com	**Phi Capital Corp.** Attention: Robert Keenan Suite 701, 1177 – 11th Ave S.W. Calgary, AB T2R 1K9 Tel: (403) 234-8333 Fax: (403) 234-0773 Email: rob@gorogers.com